CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Prosper Marketplace, Inc. and Prosper Funding LLC of our report dated December 17, 2015 relating to the financial statements of BillGuard Inc., which appears in the Current Report on Form 8-K/A of Prosper Marketplace, Inc. filed on December 18, 2015.

           /s/   Kessleman & Kesselman

Kesselman & Kesselman	Tel-Aviv, Israel
Certified Public Accountants (Isr.)	April 12, 2016
A member firm of PricewaterhouseCoopers International Limited